Exhibit 4.5

FOURTH SUPPLEMENTAL INDENTURE

dated as of April 19, 2005

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

6½% Senior Notes due 2014

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), entered into as of April 19, 2005, among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (“Hovnanian”), each of the entities listed on Schedule I hereto (each, an “Undersigned”) and Wachovia Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Hovnanian, the Guarantors party thereto and the Trustee entered into the Indenture dated as of November 3, 2003, as supplemented by the First Supplemental Indenture dated as of November 3, 2003, the Second Supplemental Indenture dated as of March 18, 2004 and the Third Supplemental Indenture dated as of July 15, 2004 (as supplemented, the “Indenture”), relating to the Issuer’s 6½% Senior Notes due 2014 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, Hovnanian agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees of the Notes, subject to certain limitations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.                                Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.                                Each Undersigned, by its execution of this Fourth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article Thirteen of the Base Indenture and Article 5 of the First Supplemental Indenture.  Each Undersigned will also execute a Guarantee Notation in respect of the Notes.

SECTION 3.                                This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.                                This Fourth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5.                                This Fourth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Fourth Supplemental Indenture will henceforth be read together.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

HOVNANIAN ENTERPRISES, INC.

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

On behalf of each of the entities listed on Schedule I hereto

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ STEPHANIE ROCHE
Name: Stephanie Roche
Title: Vice President

GUARANTORS	State of Incorporation or Formation
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.	NC
K. HOVNANIAN HOMES OF VIRGINIA, INC.	VA
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C	CA
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.	FL
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.	MD
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS, L.L.C.	TX
K. HOVNANIAN AT 4S II, L.L.C.	CA
K. HOVNANIAN AT 4S, L.L.C.	CA
K. HOVNANIAN AT ALISO, L.L.C	CA
K. HOVNANIAN AT BRIDLEWOOD, L.L.C.	CA
K. HOVNANIAN AT CAPISTRANO, L.L.C.	CA
K. HOVNANIAN AT CHESTERFIELD, L.L.C.	NJ
K. HOVNANIAN AT CITY IN THE HILLS, L.L.C.	CA
K. HOVNANIAN AT FRANKLIN, L.L.C.	NJ
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.	CA
K. HOVNANIAN AT HIGHWATER, L.L.C.	CA
K. HOVNANIAN AT HUDSON POINT, L.L.C.	NJ
K. HOVNANIAN AT MENIFEE VALLEY CONDOMINIUMS, L.L.C.	CA
K. HOVNANIAN AT MILLVILLE I, L.L.C.	NJ
K. HOVNANIAN AT MILLVILLE II, L.L.C.	NJ
K. HOVNANIAN AT MONROE IV, L.L.C.	NJ
K. HOVNANIAN AT MONTVALE, L.L.C.	NJ
K. HOVNANIAN AT PITTSGROVE, L.L.C.	NJ
K. HOVNANIAN AT RAPHO, L.L.C.	PA
K. HOVNANIAN AT SHELF COMPANY, L.L.C.	CA
K. HOVNANIAN AT TEANECK, L.L.C.	NJ
K. HOVNANIAN AT THOMPSON RANCH, L.L.C.	CA

K. HOVNANIAN AT WEST BRADFORD, L.L.C.	PA
K. HOVNANIAN AT YONKERS I, L.L.C.	NY
K. HOVNANIAN AT YONKERS II, L.L.C.	NY
K. HOVNANIAN AT YONKERS III, L.L.C.	NY
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.	FL
K. HOVNANIAN HOMES AT CAMERON STATION, L.L.C.	VA
K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.	MD
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.	MD
K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.	MD
K. HOVNANIAN HOMES AT LAUREL HIGHLANDS, L.L.C.	VA
K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.	MD
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.	MD
K. HOVNANIAN HOMES AT RUSSETT, L.L.C.	MD
K. HOVNANIAN HOMES OF D.C., L.L.C	MD
K. HOVNANIAN HOMES OF DELAWARE, L.L.C.	DE
K. HOVNANIAN HOMES OF MARYLAND, L.L.C.	MD
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.	MD
K. HOVNANIAN HOMES OF SOUTH CAROLINA, L.L.C.	SC
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.	WV
K. HOVNANIAN SKYE ISLE, L.L.C.	CA
K. HOVNANIAN T & C HOMES AT FLORIDA, L.L.C.	FL
K. HOVNANIAN T & C HOMES AT ILLINOIS, L.L.C.	IL
K. HOVNANIAN T & C HOMES AT MINNESOTA, L.L.C.	MN
K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.	CA
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.	VA
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.	MD
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.	MD
K. HOVNANIAN’S FOUR SEASONS AT MENIFEE VALLEY, L.L.C.	CA
K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.	MD

M&M AT TAMARACK HOLLOW, L.L.C.	NJ
M&M AT WHEATENA URBAN RENEWAL, L.L.C.	NJ
MATZEL & MUMFORD AT EGG HARBOR, L.L.C.	NJ
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.	NJ